UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2014

KiOR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13001 Bay Park Road Pasadena, Texas	77507
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 26, 2014, Fred Cannon, the President and Chief Executive Officer of KiOR, Inc. (the “Company”), notified the Company of his resignation as President, effective immediately. Mr. Cannon will continue to serve as the Company’s Chief Executive Officer and principal executive officer.

(c)

Effective March 26, 2014, Christopher A. Artzer, the Vice President, Interim Chief Financial Officer, General Counsel and Secretary of the Company, was appointed President of the Company. Mr. Artzer, 42, has been the Company’s Interim Chief Financial Officer since December 2013 and the Vice President, General Counsel and Secretary since joining the Company in March 2011. From December 2004 to March 2011, Mr. Artzer served as Vice President, General Counsel & Secretary of TPC Group, Inc. Prior to joining TPC Group in December 2004, Mr. Artzer was counsel at the law firm of Akin Gump Strauss Hauer & Feld LLP in Houston, Texas. Mr. Artzer received a B.A. in Government from Dartmouth College and a J.D. from the University of Texas School of Law.

There are no family relationships between Mr. Artzer and any of the Company’s directors, executive officers or persons nominated or chosen to be directors or executive officers. Other than compensation solely resulting from his employment by the Company, there have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, in which Mr. Artzer had or will have a direct or indirect material interest.

In connection with Mr. Artzer’s appointment as President, on March 26, 2014, the Company’s compensation committee granted to Mr. Artzer an option (the “Option”) to purchase 1,750,000 shares of the Company’s Class A common stock at an exercise price of $0.4701 per share, which is the closing sale price per share of the Company’s Class A common stock on the Nasdaq Global Select Market on the date of grant. The option vests over five years in equal annual installments of 350,000 shares each. The first installment will vest on March 26, 2015.

The Option is subject to the terms of the Performance and Retention Agreement by and between Mr. Artzer and the Company, a form of which was filed with the SEC on March 15, 2012 as Exhibit 10.1 to the Company’s Current Report on Form 8-K. Such exhibit is incorporated by reference herein.

The foregoing summary of the terms of the Option is not complete and is qualified in its entirety by reference to the Option Agreement filed herewith as Exhibit 99.1, which is incorporated by reference herein.

In addition, upon the recommendation of the Company’s compensation committee, the board approved an increase to Mr. Artzer’s base salary from $285,000 to $325,000, effective as of March 26, 2014.

(e)

The information provided in Item 5.02(c) of this Current Report on Form 8-K is incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Incentive Stock Option Agreement, by and between KiOR, Inc. and Christopher A. Artzer, dated March 26, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, Inc.

By:	/s/ Christopher A. Artzer
Christopher A. Artzer
President, Interim Chief Financial Officer, General Counsel and Secretary

Date: March 27, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Incentive Stock Option Agreement, by and between KiOR, Inc. and Christopher A. Artzer, dated March 26, 2014.